Exhibit 99.1

The business integration described in this notice involves securities of a foreign company. The business integration is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and some or all of its with officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the parties to the business integration may purchase securities otherwise than in connection with the business integration, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original document for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

February 1, 2021

To whom it may concern,

Company Name:	Mitsubishi UFJ Lease & Finance Company Limited
Representative:	Takahiro Yanai, President and CEO
Securities Code:	8593
Listing:	Tokyo Stock Exchange, First Section Nagoya Stock Exchange, First Section
For inquiries:	Taro Hasegawa, General Manager Corporate Communications Department

Notice Concerning Change of Officers Including Representative Directors

Mitsubishi UFJ Lease & Finance Company Limited (the “Company”) has announced in the press release titled “Notice concerning Change of Representative Director” dated September 24, 2020 that, upon the implementation of the business integration (the “Business Integration”) through the absorption-type merger (the “Merger”) between the Company and Hitachi Capital Corporation (“Hitachi Capital”) effective on April 1, 2021 (as scheduled; the “Date of the Business Integration”), the Company was planning to, regarding the representative directors of the Company after the Business Integration (new trade name: Mitsubishi HC Capital Inc.; the “New Integrated Company (Mitsubishi HC Capital)”), have (i) Takahiro Yanai, current President & CEO (Representative Director) of the Company, continue to serve as President & CEO (Representative Director) of the New Integrated Company (Mitsubishi HC Capital) and (ii) Seiji Kawabe, current Representative Executive Officer, President and Chief Executive Officer of Hitachi Capital, assume the office of Chairman (Representative Director) of the New Integrated Company (Mitsubishi HC Capital).

The Company hereby announces that it has determined today that as of the Date of the Business Integration, (i) Tadashi Shiraishi, current Chairman (Representative Director), and Toshimitsu Urabe, current Deputy President (Representative Director), will respectively retire from Representative Directors of the Company; and (ii) Kanji Nishiura, together with Seiji Kawabe and Takahiro Yanai, will assume the office of Representative Director of the New Integrated Company (Mitsubishi HC Capital), respectively, as described below. In addition, the Company also hereby announces that it has determined that as of the Date of the Business Integration, the Company will have officers of the New Integrated Company (Mitsubishi HC Capital) change, as described below.

I.	Change of Representative Directors of the New Integrated Company (Mitsubishi HC Capital)

1.	Reason for Change of Representative Directors

At the Company’s board of directors meeting held today, Tadashi Shiraishi, current Chairman (Representative Director), and Toshimitsu Urabe, current Deputy President (Representative Director), of the Company, expressed their intention to retire from their respective offices upon the Business Integration, subject to the effectuation of the Merger. In response to the expression of their intention, the Company determined, at its board of directors meeting held today, not to include, in the proposals for the appointment of directors at the extraordinary general meeting of shareholders of the Company planned to be held on February 26, 2021 (the “Extraordinary General Meeting of Shareholders”), Tadashi Shiraishi and Toshimitsu Urabe as candidates for directors. In addition, the Company determined to include Kanji Nishiura as a candidate for director in the proposals for the appointment of directors at the Extraordinary General Meeting of Shareholders, and also to additionally appoint Kanji Nishiura as the representative director of the New Integrated Company (Mitsubishi HC Capital), together with Seiji Kawabe and Takahiro Yanai, being candidates for representative directors of the New Integrated Company (Mitsubishi HC Capital).

Therefore, subject to the effectuation of the Merger, the representative directors of the New Integrated Company (Mitsubishi HC Capital) are expected to change as of the Date of the Business Integration.

Further, the new structure of the New Integrated Company (Mitsubishi HC Capital) will, together with the structure of officers, officially be decided after receiving approvals at the Extraordinary General Meeting of Shareholders and at the board of directors meeting of the New Integrated Company (Mitsubishi HC Capital) to be held after the Merger becomes effective.

2.	Details of the Change

Assumption of the Position of Representative Director

	New	Current
Kanji Nishiura	Deputy President (Representative Director)	Corporate Advisor of Mitsubishi Corporation

Retirement of Representative Directors

Current Title
Tadashi Shiraishi	Chairman (Representative Director)
Toshimitsu Urabe	Deputy President (Representative Director)

3.	Career Summary of Representative Director in the New Integrated Company (Mitsubishi HC Capital)

New Title:	Deputy President (Representative Director)
Name:	Kanji Nishiura

Birthday:	February 11, 1958

Biography:	April 1980	Joined Mitsubishi Corporation
	January 2003	Seconded to Metal One Corporation
	April 2009	General Manager, Metals Group CEO Office of Mitsubishi Corporation
	April 2010	Senior Vice President, General Manager, Metals Group CEO Office of Mitsubishi Corporation
	April 2011	Senior Vice President, Division COO, Non-Ferrous Metals Division of Mitsubishi Corporation
	April 2013	Senior Vice President, Division COO, Mineral Resources Investment Div. A, (Concurrently) General Manager, MDP Department of Mitsubishi Corporation
	April 2015	Executive Vice President, Group COO, Metals Group of Mitsubishi Corporation
	April 2016	Executive Vice President, Group CEO, Metals Group of Mitsubishi Corporation
	April 2018	Executive Vice President, Corporate Functional Officer, Global Strategy & Coordination, Global Research, International Economic Cooperation, Logistics Management (Concurrently) Regional CEO, Asia & Oceania of Mitsubishi Corporation
	June 2018	Member of the Board, Executive Vice President, Corporate Functional Officer, Global Strategy & Coordination, Global Research, International Economic Cooperation, Logistics Management (Concurrently) Regional CEO, Asia & Oceania of Mitsubishi Corporation
	April 2019	Member of the Board, Executive Vice President, Corporate Functional Officer, Global Strategy of Mitsubishi Corporation
	April 2020	Member of the Board of Mitsubishi Corporation
	June 2020	Corporate Advisor of Mitsubishi Corporation (present)

Number of the Company’s Shares Owned:	0 share

4.	Scheduled Date of Change

April 1, 2021

II.	Change of Officers of the New Integrated Company (Mitsubishi HC Capital)

The change of officers other than the representative directors shall be as follows:

1.	Change of Directors and Audit & Supervisory Board Members (as of April 1, 2021)

(1)	Candidates for Directors (excluding Directors who Serve as Audit and Supervisory Committee Members)

(i)	Newly Appointed

Current
Seiji Kawabe	Hitachi Capital Corporation	Director, Representative Executive Officer, President and Chief Executive Officer
Kanji Nishiura	Mitsubishi Corporation	Corporate Advisor
Kazumi Anei	Hitachi Capital Corporation	Senior Vice President and Executive Officer, Chief Marketing Officer
Satoshi Inoue	Hitachi Capital Corporation	Senior Vice President and Executive Officer, Chief Financial Officer
Haruhiko Sato	Mitsubishi Corporation	General Manager, Power Solution Administration Department
Hiroyasu Nakata	Mitsubishi UFJ Lease & Finance Company Limited	Audit & Supervisory Board Member (Outside Auditor)
Yuri Sasaki	Hitachi Capital Corporation	Outside Director

(Note)	1.	To be proposed at the Extraordinary General Meeting of Shareholders.
	2.	Mr. Hiroyasu Nakata, and Ms. Yuri Sasaki are candidates for outside directors.
	3.	The title(s) of each director will be decided at the board of directors meeting to be held in the future.

(ii)	Reappointed

Current
Takahiro Yanai	Mitsubishi UFJ Lease & Finance Company Limited	President & CEO (Representative Director)
Tsuyoshi Nonoguchi	Mitsubishi UFJ Lease & Finance Company Limited	Senior Managing Director
Mitsumasa Icho	Mitsubishi UFJ Lease & Finance Company Limited	Director (Outside Director)

(Note)	1.	To be proposed at the Extraordinary General Meeting of Shareholders.
	2.	Mr. Mitsumasa Icho is a candidate for outside director.
	3.	The title(s) of each director will be decided at the board of directors meeting to be held in the future.

(2)	Candidates for Directors who Serve as Audit and Supervisory Committee Members

(i)	Newly Appointed

Current
Seiichiro Kishino	Hitachi Capital Corporation	Representative Executive Officer, Executive Vice President and Executive Officer, Chief Information Officer, and Chief Information Security Officer

Shuji Miake	Mitsubishi UFJ Lease & Finance Company Limited	Audit & Supervisory Board Member
Teruyuki Minoura	Mitsubishi UFJ Lease & Finance Company Limited	Director (Outside Director)
Koichiro Hiraiwa	Hitachi Capital Corporation	Outside Director
Hiroko Kaneko	Mitsubishi UFJ Lease & Finance Company Limited	Audit & Supervisory Board Member (Outside Auditor)

(Note)	1.	To be proposed at the Extraordinary General Meeting of Shareholders.
	2.	Messrs. Teruyuki Minoura and Koichiro Hiraiwa, and Ms. Hiroko Kaneko are candidates for outside directors.

(3)	Retiring

(i)	Directors

	Current	Remarks
Yoichi Shimoyama	Managing Director
Toshio Haigou	Director (Outside Director)
Naomi Hayashi	Director (Outside Director)

(ii)	Audit & Supervisory Board Members

	Current	Remarks
Naohito Suzuki	Audit & Supervisory Board Member
Shuji Miake	Audit & Supervisory Board Member	Candidate for Director (Audit and Supervisory Committee Member)
Naoki Matsumuro	Audit & Supervisory Board Member
Hiroyasu Nakata	Audit & Supervisory Board Member (Outside Auditor)	Candidate for Director (Director who does not Serve as Audit and Supervisory Committee Member)
Hiroshi Minagawa	Audit & Supervisory Board Member (Outside Auditor)
Hiroko Kaneko	Audit & Supervisory Board Member (Outside Auditor)	Candidate for Director (Audit and Supervisory Committee Member)

(Note)	All Audit & Supervisory Board Members are scheduled to retire in connection with the Company’s transition to a company with an audit and supervisory committee, subject to effectuation of the Merger.

2.	Change of Executive Officers

(1)	Newly Appointed (as of April 1, 2021)

	New	Current
Junji Ogiuchi	Managing Executive Officer Head of Environment & Energy Business Division Deputy Head of Infrastructure & Investment Business Division	Mitsubishi Corporation Deputy Chairman of MCE Bank GmbH

(2)	Retiring (as of March 31, 2021)

	New	Current
Koji Nemoto	—	Managing Executive Officer Head of Environment & Energy Business Division Deputy Head of Infrastructure & Investment Business Division

End

(Reference)    Directors on and after April 1, 2021 (Mitsubishi HC Capital Inc.)

1.	Directors (excluding Directors who Serve as Audit and Supervisory Committee Members)

	New	Remarks
Seiji Kawabe	Chairman (Representative Director)
Takahiro Yanai	President & CEO (Representative Director)
Kanji Nishiura	Deputy President (Representative Director) (Note)
Tsuyoshi Nonoguchi	Director
Kazumi Anei	Director
Satoshi Inoue	Director
Haruhiko Sato	Director
Hiroyasu Nakata	Director (Outside Director)	Professor at Waseda Law School
Mitsumasa Icho	Director (Outside Director)	Executive Vice President, Group CEO, Urban Development Group of Mitsubishi Corporation
Yuri Sasaki	Director (Outside Director)	Dean of Faculty of Economics, Meiji Gakuin University

(Note)    The title(s) of each director will be decided at the board of directors meeting to be held in the future.

2.	Directors (Audit and Supervisory Committee Members)

	New	Remarks
Seiichiro Kishino	Director (Audit and Supervisory Committee Member)
Shuji Miake	Director (Audit and Supervisory Committee Member)
Teruyuki Minoura	Director (Audit and Supervisory Committee Member) (Outside Director)	Former Chairman of Toyota Boshoku Corporation
Koichiro Hiraiwa	Director (Audit and Supervisory Committee Member) (Outside Director)	Former President & Representative Director of the Kyoto Hotel, Ltd.
Hiroko Kaneko	Director (Audit and Supervisory Committee Member) (Outside Director)	Professor at Waseda Graduate School of Accountancy